Exhibit (d)(2)

SCHEDULE A

Revised March 25, 2026 to

the

ADVISORY AGREEMENT

Dated June 12, 2015 between

EXCHANGE LISTED FUNDS TRUST

and

EXCHANGE TRADED CONCEPTS, LLC

The Trust will pay to the Adviser, as compensation for the Adviser’s services rendered, a fee computed daily at an annual rate based on the average daily net assets of the respective Fund in accordance the following fee schedule:

Fund	Rate	Effective Date
Saba Closed-End Funds ETF	110 bps	March 15, 2017
QRAFT AI-Enhanced U.S. Large Cap ETF	75 bps	May 1, 2019
QRAFT AI-Enhanced U.S. Large Cap Momentum ETF	75 bps	May 1, 2019
Cabana Target Beta ETF	80 bps	September 4, 2020
Cabana Target Drawdown 10 ETF	80 bps	September 4, 2020
Cabana Target Leading Sector Moderate ETF	80 bps	July 2, 2021
LG QRAFT AI-Powered U.S. Large Cap Core ETF	75 bps	November 1, 2023
Bancreek U.S. Large Cap ETF	80 bps	December 18, 2023
Bancreek International Large Cap ETF	90 bps	March 8, 2024
Stratified LargeCap Index ETF	45 bps	September 19, 2024
Stratified LargeCap Hedged ETF	95 bps	September 19, 2024
Long Pond Real Estate Plus ETF	100 bps	September 26, 2024
PLUS Korea Defense Industry Index ETF	65 bps	December 10, 2024
Bancreek Global Select ETF	90 bps	January 16, 2026
ARMOR Core Risk-Managed ETF	60 bps	February 17, 2026
Climate Global - Climate Resilient REIT Index ETF	90 bps on the first $500 million of AUM; 80 bps on the next $500 million of AUM; 70 bps on the next $1,000 million of AUM; 60 bps on AUM above $2 billion	February 11, 2026
xETFs NVDA Daily Income ETF	99 bps	Effective as of Effective Date of Registration Statement

xETFs MSTR Daily Income ETF	99 bps	Effective as of Effective Date of Registration Statement
xETFs BMNR Daily Income ETF	99 bps	Effective as of Effective Date of Registration Statement
xETFs PLTR Daily Income ETF	99 bps	Effective as of Effective Date of Registration Statement
xETFs HOOD Daily Income ETF	99 bps	Effective as of Effective Date of Registration Statement
xETFs TSLA Daily Income ETF	99 bps	Effective as of Effective Date of Registration Statement
xETFs COIN Daily Income ETF	99 bps	Effective as of Effective Date of Registration Statement

Exchange Listed Funds Trust:	Exchange Traded Concepts, LLC

/s/ Richard Malinowski	/s/ Richard Malinowski
Richard Malinowski, President	Richard Malinowski, Co-CEO